EXHIBIT 99.2

Segment and Category Revenues

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Segment Revenues:
Network Solutions	$115,063	$155,543	$220,316	$299,140
Services & Support	12,985	29,130	28,538	55,812
Total	$128,048	$184,673	$248,854	$354,952

Category Revenues:
Access & Aggregation	$84,742	$138,639	$166,422	$258,782
Customer Devices	34,560	33,833	64,661	70,101
Traditional & Other Products	8,746	12,201	17,771	26,069
Total	$128,048	$184,673	$248,854	$354,952

Sales by Geographic Region:
United States	$68,222	$146,715	$130,308	$265,977
International	59,826	37,958	118,546	88,975
Total	$128,048	$184,673	$248,854	$354,952